The Roxbury Funds - 6/30/2015 Annual N-SAR
Exhibit 77Q(1)(e)


      At the meeting of the Board of Trustees of The Roxbury Funds (the "Trust") held on January 26, 2015, the Board approved an investment advisory agreement between the Trust and Hood River Capital Management LLC ("Hood River") subject to shareholder approval. The Advisory Agreement became effective on April 9, 2015 after a special meeting of the Shareholders of the Roxbury/Hood River Small Cap Growth Fund (the "Small-Cap Growth Fund"). A copy of the Investment Advisory Agreement is incorporated by reference to Exhibit (d)(2) of Post-Effective Amendment No. 18 to the Registration Statement filed with the SEC via EDGAR on May 22, 2015. (Accession No. 0001398344-15-003487).

      At the meeting of the Board of Trustees of the Trust held on January 26, 2015, the Board approved an investment advisory agreement between the Trust and Mar Vista Investment Partners, LLV subject to shareholder approval. The Advisory Agreement became effective on April 9, 2015 after a special meeting of the Shareholders of the Roxbury/Mar Vista Strategic Growth Fund. A copy of the Investment Advisory Agreement is incorporated by reference to Exhibit (d)(1) of Post-Effective Amendment No. 18 to the Registration Statement filed with the SEC via EDGAR on May 22, 2015. (Accession No. 0001398344-15-003487).

      At a meeting of the Board of Trustees of the Trust held on May 18, 2015, the Board approved an Expense Limitation Agreement for the Small-Cap Growth Fund. A copy of the Expense Limitation Agreement is incorporated by reference to Exhibit (d)(4) of Post-Effective Amendment No. 18 to the Registration Statement filed with the SEC via EDGAR on May 22, 2015. (Accession No. 0001398344-15-003487).

      At a Special meeting of the Board of Trustees of the Trust held on June 29, 2015, the Board approved an Amended Exhibit A to the Expense Limitation Agreement dated May 18, 2015, for the Small-Cap Growth Fund. A copy of the Amended Schedule A to the Expense Limitation Agreement is incorporated by reference to Exhibit (d)(5) of Post-Effective Amendment No. 19 to the Registration Statement filed with the SEC via EDGAR on July 7, 2015. (Accession No. 0001398344-15-004260).